Exhibit 5.2

UBS AG Bahnhofstrasse 45 8001 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH–8005 Zurich homburger.ch T +41 43 222 10 00

Zurich, December 6, 2024

UBS AG

Registration Statement on Form F-3 for Debt Securities and Warrants

We, Homburger AG, have acted as special Swiss counsel to UBS AG in connection with the registration statement on Form F-3 to be filed by UBS AG under the United States Securities Act of 1933, as amended (the Securities Act), with the U.S. Securities and Exchange Commission (the SEC) on or around December 6, 2024 (excluding the documents incorporated by reference therein and as amended through such date, the Registration Statement), for purposes, among other things, of registering on or after the Registration Statement Effective Date (as defined below) offerings by UBS AG, acting through its Jersey branch, its London branch or one of its other non-Swiss branches (any such branch, an Issuing Branch), of the debt securities and warrants described therein to be issued by it on or after the Registration Statement Effective Date (any such debt securities, the Debt Securities, and any such warrants, the Warrants, and, collectively, the Securities).

Capitalized terms used but not defined herein have the meanings assigned to such terms in the applicable prospectus included in the Registration Statement.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or other document referred to in any of the Documents (including, in the case of the Registration Statement, any document incorporated by reference therein or exhibited thereto (other than the Exhibits (as defined below)) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement (as amended through the date hereof);

(ii)	an electronic copy of the following exhibits to the Registration Statement (collectively, the Exhibits):

(A)	the executed indenture dated November 21, 2000 (the Co-Obligation Base Indenture), between UBS AG and U.S. Bank Trust National Association, as trustee (the Co-Obligation Debt Trustee) (Exhibit 4.1);

(B)	the executed first supplemental indenture to the Co-Obligation Base Indenture, dated as of February 28, 2006, between UBS AG and the Co-Obligation Debt Trustee (Exhibit 4.2);

(C)	the executed fifth supplemental indenture to the Co-Obligation Base Indenture, dated as of June 12, 2015, between UBS AG, UBS Switzerland AG and the Co-Obligation Debt Trustee (Exhibit 4.3);

(D)

the executed indenture dated as of March 29, 2007 (the CS Legacy Base Indenture), between Credit Suisse AG and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the CS Legacy Debt Trustee) (Exhibit 4.4);

(E)	the executed first supplemental indenture to the CS Legacy Base Indenture dated as of May 6, 2008, between Credit Suisse AG and the CS Legacy Debt Trustee (Exhibit 4.5);

(F)	the executed second supplemental indenture to the CS Legacy Base Indenture dated as of March 25, 2009, between Credit Suisse AG and the CS Legacy Debt Trustee (Exhibit 4.6);

(G)	the executed third supplemental indenture to the CS Legacy Base Indenture dated as of September 9, 2020, between Credit Suisse AG and the CS Legacy Debt Trustee (Exhibit 4.7);

(H)	the executed fourth supplemental indenture to the CS Legacy Base Indenture dated as of May 30, 2024, among Credit Suisse AG, UBS AG and the CS Legacy Debt Trustee (Exhibit 4.8);

(I)	Form of Senior Medium-Term Note (Exhibit 4.9);

(J)	Form of Warrant Agreement for debt warrants (Exhibit 4.10);

(K)	Form of Warrant Agreement for universal warrants (Exhibit 4.11);

(L)

the executed warrant indenture dated as of July 22, 2004 (the Co-Obligation Warrant Base Indenture), between UBS AG and U.S. Bank Trust National Association, as warrant trustee (the Co-Obligation Warrant Trustee) (Exhibit 4.12);

(M)

the executed first supplemental indenture to the Co-Obligation Warrant Base Indenture dated as of June 12, 2015, between UBS AG, UBS Switzerland AG and the Co-Obligation Warrant Trustee (Exhibit 4.13);

(N)	the executed indenture dated as of June 12, 2015 (the Senior Base Indenture), between UBS AG and U.S. Bank Trust National Association, as trustee (the Senior Debt Trustee) (Exhibit 4.14);

(O)	the executed first supplemental indenture to the Senior Base Indenture dated as of July 3, 2017, between UBS AG and the Senior Debt Trustee (Exhibit 4.15);

(P)	the executed fifth supplemental indenture to the Senior Base Indenture dated as of June 1, 2022, between UBS AG and the Senior Debt Trustee (Exhibit 4.16); and

(Q)	the executed warrant indenture dated as of dated as of June 12, 2015, between UBS AG and U.S. Bank Trust National Association, as warrant trustee (Exhibit 4.17);

(iii)	a copy of the articles of association (Statuten) of UBS AG in their version dated as of April 23, 2024, certified by the Commercial Register of the Canton of Zurich in Switzerland (the Articles);

(iv)	a certified excerpt from the Commercial Register of the Canton of Zurich in Switzerland for UBS AG, dated December 2, 2024 (the Excerpt);

(v)	an electronic copy of the organization regulations (Organisationsreglement) of UBS AG, valid as of May 1, 2024 (the Organization Regulations);

(vi)	an electronic copy of the organization regulations (Organisationsreglement) of UBS Group AG, valid as of July 1, 2024 (the Group Organization Regulations);

(vii)	an electronic copy of the UBS Delegation of Authorities Group Finance (including Group Treasury) 9-C-011610 in its version published on May 31, 2024 (the Delegation);

(viii)	an electronic copy of the Policy on Signing Authority 1-P-000052 in its version published on December 14, 2023 (the Signing Authority Policy); and

(ix)

an electronic copy of the resolutions of the Group Treasurer and the Group Chief Financial Officer, dated November 11, 2024, relating to, among other things, the filing of the Registration Statement and the offering and issuance of the Securities, and delegating authority to, among other things, sign and enter into on behalf of UBS AG any documents and take any other actions on behalf of UBS AG authorized by such resolutions (or that are necessary or appropriate in furtherance of any actions authorized by such resolutions) to any two “Authorized Officers” listed in Schedule I to such resolutions (the Resolutions).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signature of UBS AG (whether acting through its head offices or through one of its branches) on any such document has been affixed thereto by the individual to whom such electronic signature belongs and such signature has not been removed or otherwise altered in any way;

(c)

except as expressly opined upon herein, all information and confirmations contained in the Documents, and all material statements (except as to Swiss law) made to us in connection with the Documents, are true and accurate;

(d)

as far as any obligation under or in connection with the Registration Statement (including the Exhibits) and the Securities is required to be performed in, or by a party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(e)

the Securities will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3(h) of the Swiss Financial Services Act of June 15, 2018, as amended, and/or (ii) admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, and any offering of Securities will be conducted in the manner described in the Registration Statement;

(f)

each of the Senior Debt Indenture, the CS Legacy Debt Indenture, the Co-Obligation Debt Indenture and the Co-Obligation Warrant Indenture is, and any warrant agreement described in the opinion set forth in Section III.5 will be, within the capacity and power of, duly authorized, executed and delivered by, and binding on, all parties thereto;

(g)

each issuance of individual Securities will be approved in accordance with the Organization Regulations, the Group Organization Regulations and the Delegation, each as may be amended from time to time;

(h)

with respect to individual Securities to be issued, (i) such Securities will be issued by UBS AG, acting through an Issuing Branch, (ii) each of UBS AG and such Issuing Branch has the requisite power and authority under the laws of the jurisdiction in which such Issuing Branch is domiciled (the Relevant Jurisdiction) to act as provided in such Securities and all other relevant documents, (iii) UBS AG is licensed in the Relevant Jurisdiction to operate such Issuing Branch, (iv) such Issuing Branch has complied and will comply with all internal guidelines, and any requirements of the Relevant Jurisdiction, applicable to such Issuing Branch with respect to the issuance of such Securities, and (v) as a matter of the laws of the Relevant Jurisdiction with respect to the issuance of such Securities, the obligations entered into by such Issuing Branch are automatically those of UBS AG itself;

(i)

the Registration Statement will be executed and filed with the SEC in the form reviewed by us, and will become effective under the Securities Act (the date of such effectiveness, the Registration Statement Effective Date), prior to the issuance of Securities;

(j)

prior to the Registration Statement Effective Date, the Registration Statement has been executed by any two officers identified as “Authorized Officers” in Schedule I to the Resolutions and as required by the Securities Act and the rules and regulations promulgated thereunder;

(k)

the Articles, the Organization Regulations, the Group Organization Regulations, the Delegation and the Signing Authority Policy are in full force and effect and have not been amended, and will remain in full force and effect and not be amended to the extent that they affect the signatory authority granted to any officer identified as an “Authorized Officers” in Schedule I to the Resolutions (as such Schedule I may be amended from time to time by any two persons with the requisite authority to delegate the authority to such officers described in the Resolutions (one of which must be the Group Treasurer or the Group Chief Financial Officer), acting jointly, and otherwise in accordance with the terms of the Resolutions);

(l)	the Excerpt is correct, complete and up-to-date;

(m)

the Resolutions are and will remain in full force and effect and have not been and (other than any amendments to the list of officers identified as “Authorized Officers” in Schedule I thereto that are made by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions) will not be amended;

(n)	the issuance of Securities to be issued and sold from time to time does not and will not lead to a violation by UBS AG of applicable bank regulatory capital adequacy rules; and

(o)

the aggregate issuance amount, as measured by the aggregate initial public offering price, of securities registered pursuant to the Registration Statement (including the Securities) will at no time exceed USD 60,000,000,000 or the equivalent in such foreign currencies or units of two or more currencies (based on the applicable exchange rate at the time of offering), as determined in accordance with the Resolutions (the Size Limitation); provided, however, that the aggregate issuance amount of securities issued pursuant to the Registration Statement may exceed the Size Limitation if at or prior to the issuance of any securities in excess of the Size Limitation, an increase in the Size Limitation greater than or equal to the amount by which such securities exceed the Size Limitation has been duly authorized by or on behalf of UBS AG in accordance with then applicable mandatory Swiss law and corporate rules and guidelines.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:

1.	UBS AG is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.

UBS AG has taken all necessary corporate action to authorize the issuance and sale of the Securities and the execution of any documents in connection therewith in conformity with the Articles, the Organization Regulations, the Group Organization Regulations and the Delegation as a matter of Swiss law.

3.

If and when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of any Debt Securities and of their issuance and sale have been duly established in conformity with the applicable UBS AG Debt Indenture or the Co-Obligation Debt Indenture and any relevant prospectus supplement so as not to violate Swiss law, (iii) the terms, issuance and sale of such Debt Securities have been approved by any two officers identified as “Authorized Officers” in Schedule I to the Resolutions (as such Schedule I may have been amended from time to time by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions on or prior to the time of such approval), and (iv) such Debt Securities have been duly executed and duly authenticated in accordance with the applicable UBS AG Debt Indenture or the Co-Obligation Debt Indenture and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of such Debt Securities and the legally binding nature of the payment obligations expressed to be assumed by UBS AG under such Debt Securities under the laws of the State of New York (which is the law by which they are expressed to be governed), the payment obligations expressed to be assumed by UBS AG under such Debt Securities will constitute valid and legally binding obligations of UBS AG, subject to bankruptcy, insolvency, reorganization, banking supervision and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

4.

In the case of Warrants to be issued under the UBS AG Warrant Indenture or the Co-Obligation Warrant Indenture, if and when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the UBS AG Warrant Indenture or the Co-Obligation Warrant Indenture, as applicable, and any relevant prospectus supplement so as not to violate Swiss law, (iii) the terms, issuance and sale of such Warrants have been approved by any two officers identified as “Authorized Officers” in Schedule I to the Resolutions (as such Schedule I may have been amended from time to time by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions on or prior to the time of such approval), and (iv) such Warrants have been duly executed and duly authenticated in accordance with the UBS AG Warrant Indenture or the Co-Obligation Warrant Indenture, applicable, and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of such Warrants and the legally binding nature of the payment and delivery obligations expressed to be assumed by UBS AG under such Warrants under the laws of the State of New York (which is the law by which they are expressed to be governed), the payment and delivery obligations expressed to be assumed by UBS AG under such Warrants will constitute valid and legally binding obligations of UBS AG, subject to bankruptcy, insolvency, reorganization, banking supervision and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

5.

In the case of Warrants to be issued under a warrant agreement as described in the applicable prospectus included in the Registration Statement, if and when (i) the Registration Statement has become effective under the Securities Act, (ii) such warrant agreement has been duly authorized, executed and delivered in such form so as not to violate Swiss law, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with such warrant agreement and any relevant prospectus supplement so as not to violate Swiss law, (iv) the terms, issuance and sale of such Warrants have been approved by any two officers identified as “Authorized Officers” in Schedule I to the Resolutions (as such Schedule I may have been amended from time to time by any two persons (one of which must be the Group Treasurer or the Group Chief Financial Officer) with the requisite authority to delegate the authority to such officers described in the Resolutions, acting jointly, and otherwise in accordance with the terms of the Resolutions on or prior to the time of such approval), and (v) such Warrants have been duly executed and duly authenticated in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement and any relevant prospectus supplement, and assuming the validity of such Warrants and the legally binding nature of the payment and delivery obligations expressed to be assumed by UBS AG under such Warrants under the laws of the State of New York (which is the law by which they are expressed to be governed), the payment and delivery obligations expressed to be assumed by UBS AG under such Warrants will constitute valid and legally binding obligations of UBS AG, subject to bankruptcy, insolvency, reorganization, banking supervision and similar laws and principles of general applicability relating to or affecting creditors’ rights, subject to general principles of equity (including the principle of good faith) under Swiss law and subject to Swiss public policy.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)

Rights and claims may become barred under statutes of limitation or prescription, or may be or become subject to available defenses such as set-off, counterclaim, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, (i) limitations may apply to any provision in any Security, the Senior Debt Indenture, the CS Legacy Debt Indenture, the UBS AG Warrant Indenture, the Co-Obligation Debt Indenture, the Co-Obligation Warrant Indenture, or any warrant agreement under which Warrants may be issued that limits the liability of any party thereto or provides for indemnification or contribution obligations of UBS AG, if a Swiss court finds that such party or the indemnified person, respectively, acted willfully or negligently, and (ii) any party’s obligation to pay an amount under such Security, the Senior Debt Indenture, the CS Legacy Debt Indenture, the UBS AG Warrant Indenture, the Co-Obligation Debt Indenture, the Co-Obligation Warrant Indenture, or such warrant agreement may be unenforceable if a Swiss court finds that such amount constitutes an excessive penalty (such as exemplary or punitive damages).

(c)

Pursuant to Swiss law, any mandate, power of attorney or instruction provided to, or appointment of, an agent may be terminated at any time by the principal or the agent, notwithstanding such mandate, power of attorney, instruction or appointment being stated to be irrevocable.

(d)	A Swiss court may limit or decline to give effect to an indemnity for legal fees or costs incurred.

(e)

Swiss courts interpret and construe an agreement in accordance with the principle of good faith (Vertragsauslegung nach Treu und Glauben) and, in doing so, may consider elements in addition to the wording of the relevant provisions of such agreement, including, without limitation, the circumstances under which such agreement was entered into and the real intention of the parties thereto as mutually understood or as to be understood in good faith.

(f)

Certain of the Exhibits provide for, and the terms of the Securities may provide for, the obligation of UBS AG to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may – if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

(g)

We express no opinion as to (i) the accuracy or completeness of the information set out in the Registration Statement, or (ii) whether any statement of a material fact in the Registration Statement or omission to state a material fact necessary in order to make the statements in the Registration Statement is misleading. Without limitation to the generality of the foregoing, we express no opinion (i) as to the accuracy or completeness of the description of UBS Switzerland AG’s joint and several liability (also referred to as a “co-obligation”) for any of UBS AG’s obligations (including, without limitation, UBS AG’s obligations under or in connection with the Securities), or (ii) on the Merger Agreement or the Merger.

(h)	We express no opinion as to tax or banking regulatory matters. Further, we express no opinion on any commercial, accounting, calculating, auditing or other non-legal matter.

* * *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in each prospectus included in the Registration Statement under the heading “Validity of the Securities”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by us, as special Swiss counsel to UBS AG, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the City of Zurich.

Sincerely yours,

/s/ HOMBURGER AG